Exhibit 99.1

Investors:	David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033

Press:	Greg Eden, greg.eden@autodesk.com, 415-547-2135

AUTODESK REPORTS 16 PERCENT SECOND QUARTER REVENUE GROWTH
Strong Growth of EPS and Cash Flow from Operations

SAN RAFAEL, Calif., August 18, 2011-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the second quarter of fiscal year 2012.

●	Revenue was $546 million, an increase of 16 percent compared to the second quarter of fiscal 2011.
●	GAAP operating margin was 17 percent, compared to 17 percent in the second quarter of fiscal 2011.
●	Non-GAAP operating margin was 25 percent, compared to 25 percent in the second quarter of fiscal 2011. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.
●	GAAP diluted earnings per share were $0.30, compared to $0.25 in the second quarter of fiscal 2011.
●	Non-GAAP diluted earnings per share were $0.44, compared to $0.36 in the second quarter of fiscal 2011.
●	Cash flow from operating activities was $132 million, compared to $112 million in the second quarter of fiscal 2011.

“We experienced strong demand across all geographies and business segments with growth led by our Asia Pacific region,” said Carl Bass, Autodesk president and CEO.   “Our manufacturing business segment had its largest revenue quarter ever and continues to be our fastest growing segment.  Our AEC business segment returned to strong growth in the second quarter as the building and construction industries continue to standardize on Building Information Modeling.  And our newly launched design and creation suites are off to a terrific start, helping drive our overall revenue growth.”

Second Quarter Operational Overview

EMEA revenue was $212 million, an increase of 12 percent compared to the second quarter last year as reported and 13 percent on a constant currency basis.  Revenue in the Americas was $191 million, an increase of 13 percent compared to the second quarter last year.  Revenue in Asia Pacific was $143 million, an increase of 24 percent compared to the second quarter last year as reported and 16 percent on a constant currency basis.  Revenue from emerging economies was $88 million, an increase of 23 percent compared to the second quarter last year as reported and 18 percent on a constant currency basis.  Revenue from emerging economies represented 16 percent of total revenue in the second quarter.

All constant currency calculations remove the impact of foreign currency fluctuations and any hedge gains or losses recorded to revenue within the current and prior period as a result of Autodesk’s hedging program.  Starting in the current quarter, we have changed our methodology for calculating constant currency.  Please see the attached Fact Sheet for more details.

Revenue from the Platform Solutions and Emerging Business segment was $199 million, an increase of 12 percent compared to the second quarter last year.  Revenue from the Architecture, Engineering and Construction business segment was $158 million, an increase of 19 percent compared to the second quarter last year.  Revenue from the Manufacturing business segment was $136 million, an increase of 20 percent compared to the second quarter last year.  Revenue from the Media and Entertainment business segment was $54 million, an increase of 9 percent compared to the second quarter last year.

“We achieved better than expected profitability driven by solid revenue performance and continued cost controls” said Mark Hawkins, Autodesk Executive Vice President, Chief Financial Officer.  “We also posted strong growth in maintenance billings, deferred revenue, and cash flow from operations.  Our balance sheet remains sound with cash and investments of approximately $1.6 billion, deferred revenue at a record high, and no debt.”

Business Outlook

The following statements are forward-looking statements that are based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below.

Third Quarter Fiscal 2012

Net revenue for the third quarter of fiscal 2012 is expected to be in the range of $535 million and $550 million.  GAAP earnings per diluted share are expected to be in the range of $0.25 and $0.29. Non-GAAP earnings per diluted share are expected to be in the range of $0.38 and $0.42 and exclude $0.08 related to stock-based compensation expense, and $0.05 for the amortization of acquisition related intangibles, net of tax.

Full Year Fiscal 2012

Net revenue for fiscal 2012 is expected to increase by approximately 13 percent compared to fiscal 2011.  Autodesk anticipates fiscal 2012 GAAP and non-GAAP operating margins to increase by greater than 200 basis points compared to fiscal 2011.  Non-GAAP operating margin improvement excludes approximately 70 basis points of restructuring charges, negative 10 basis points of amortization of acquisition related intangibles, and negative 50 basis points of stock-based compensation expense.

Both third quarter fiscal 2012 and full year fiscal 2012 outlooks assume an annual effective tax rate of approximately 23 percent for GAAP results and approximately 25 percent for non-GAAP results.

Earnings Conference Call and Webcast

Autodesk will host its second quarter conference call today at 5:00 p.m. EDT. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk’s website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call.  The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm EDT at http://www.autodesk.com/investors. This replay will be maintained on Autodesk’s website for at least 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding anticipated market, segment, product and revenue trends, revenue, margin, earnings and cash flow improvement, and other statements regarding our expected strategies, market and products positions, performance, and results.  There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including:  general market, political, economic and business conditions, our performance in particular geographies, including emerging economies, failure to successfully expand adoption of our products, failure to successfully incorporate sales of products suites into our overall sales strategy, failure to maintain cost reductions and productivity increases or otherwise control our expenses, slowing momentum in maintenance billings or revenues, difficulties encountered in integrating new or acquired businesses and technologies, the inability to identify and realize the anticipated benefits of acquisitions, the financial and business condition of our reseller and distribution channels, fluctuation in foreign currency exchange rates, the success of our foreign currency hedging program, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth and efficiency opportunities, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants, the expense and impact of legal or regulatory proceedings, and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk’s report on Form 10-K for the year ended January 31, 2011 and Form 10-Q for the quarter ended April 30, 2011, which are on file with the U.S. Securities and Exchange Commission.  Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk, Inc., is a leader in 3D design, engineering and entertainment software. Customers across the manufacturing, architecture, building, construction, and media and entertainment industries – including the last 16 Academy Award winners for Best Visual Effects – use Autodesk software to design, visualize, and simulate their ideas. Since its introduction of AutoCAD software in 1982, Autodesk continues to develop the broadest portfolio of state-of-the-art software for global markets. For additional information about Autodesk, visit www.autodesk.com.

Autodesk and AutoCAD are registered trademarks or trademarks of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. Academy Award is a registered trademark of the Academy of Motion Picture Arts and Sciences. All other brand names, product names, or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2011 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net revenue:
License and other	$333.0	$280.7	$656.0	$560.5

Maintenance	213.3	192.1	418.6	386.9

Total net revenue	546.3	472.8	1,074.6	947.4

Cost of revenue:
Cost of license and other revenue	45.7	40.5	88.3	81.7

Cost of maintenance revenue	11.7	7.9	23.7	18.0

Total cost of revenue	57.4	48.4	112.0	99.7

Gross profit	488.9	424.4	962.6	847.7

Operating expenses:

Marketing and sales	201.0	177.5	402.9	364.0

Research and development	139.2	119.3	275.8	246.5

General and administrative	55.0	45.9	111.6	97.6

Restructuring charges	(1.3)	1.9	(1.3)	9.0

Total operating expenses	393.9	344.6	789.0	717.1

Income from operations	95.0	79.8	173.6	130.6

Interest and other income (expense), net	(0.8)	0.1	5.1	(3.3)

Income before income taxes	94.2	79.9	178.7	127.3

Provision for income taxes	(23.0)	(20.0)	(38.2)	(30.5)

Net income	$71.2	$59.9	$140.5	$96.8

Basic net income per share	$0.31	$0.26	$0.61	$0.42

Diluted net income per share	$0.30	$0.25	$0.59	$0.41

Shares used in computing basic
net income per share	229.4	228.0	228.8	228.5

Shares used in computing diluted
net income per share	236.6	233.8	236.9	234.5

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	July 31,	January 31,
	2011	2011
	(Unaudited)

ASSETS:

Current assets:
Cash and cash equivalents	$1,131.5	$1,075.1
Marketable securities	241.8	199.2
Accounts receivable, net	297.0	318.4
Deferred income taxes	35.3	56.8
Prepaid expenses and other current assets	73.2	64.8
Total current assets	1,778.8	1,714.3

Marketable securities	179.2	192.6
Computer equipment, software, furniture and leasehold improvements, net	105.2	84.5
Purchased technologies, net	69.4	57.2
Goodwill	607.4	554.1
Deferred income taxes, net	118.8	90.7
Other assets	114.9	94.2
	$2,973.7	$2,787.6

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$89.8	$76.8
Accrued compensation	121.5	193.1
Accrued income taxes	15.3	28.6
Deferred revenue	525.3	496.2
Other accrued liabilities	75.2	75.1
Total current liabilities	827.1	869.8

Deferred revenue	117.1	91.7
Long term income taxes payable	157.4	139.1
Other liabilities	83.0	77.7

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock and additional paid-in capital	1,356.5	1,267.2
Accumulated other comprehensive income (loss)	14.3	(0.6)
Retained earnings	418.3	342.7
Total stockholders' equity	1,789.1	1,609.3
	$2,973.7	$2,787.6

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
	Six Months Ended
	July 31,
	2011	2010
	(Unaudited)

Operating activities:
Net income	$140.5	$96.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54.2	53.0
Stock-based compensation expense	53.2	45.3
Excess tax benefits from stock-based compensation	(13.5)	-
Restructuring charges, net	(1.3)	9.0
Changes in operating assets and liabilities, net of business combinations	27.5	46.5
Net cash provided by operating activities	260.6	250.6

Investing activities:
Purchases of marketable securities	(307.8)	(318.7)
Sales of marketable securities	61.6	52.8
Maturities of marketable securities	220.7	135.8
Capital expenditures	(53.0)	(11.1)
Business combinations, net of cash acquired	(81.2)	(8.5)
Other investing activities	(15.1)	(0.5)
Net cash used in investing activities	(174.8)	(150.2)

Financing activities:
Proceeds from issuance of common stock, net of issuance costs	129.6	40.1
Repurchases of common stock	(169.4)	(129.2)
Excess tax benefits from stock-based compensation	13.5	-
Net cash used in financing activities	(26.3)	(89.1)

Effect of exchange rate changes on cash and cash equivalents	(3.1)	-

Net increase in cash and cash equivalents	56.4	11.3
Cash and cash equivalents at beginning of fiscal year	1,075.1	838.7
Cash and cash equivalents at end of period	$1,131.5	$850.0

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations and non-GAAP provision for income taxes.These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense,amortization of purchased intangibles, restructuring charges, discrete tax provision items and related income tax expenses.See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue	$45.7	$40.5	$88.3	$81.7
Stock-based compensation expense	(1.0)	(0.7)	(1.9)	(1.5)
Amortization of developed technology	(8.5)	(7.7)	(16.6)	(15.4)
Non-GAAP cost of license and other revenue	$36.2	$32.1	$69.8	$64.8

GAAP gross profit	$488.9	$424.4	$962.6	$847.7
Stock-based compensation expense	1.0	0.7	1.9	1.5
Amortization of developed technology	8.5	7.7	16.6	15.4
Non-GAAP gross profit	$498.4	$432.8	$981.1	$864.6

GAAP marketing and sales	$201.0	$177.5	$402.9	$364.0
Stock-based compensation expense	(11.3)	(9.2)	(23.1)	(19.8)
Non-GAAP marketing and sales	$189.7	$168.3	$379.8	$344.2

GAAP research and development	$139.2	$119.3	$275.8	$246.5
Stock-based compensation expense	(9.8)	(7.2)	(18.7)	(15.5)
Non-GAAP research and development	$129.4	$112.1	$257.1	$231.0

GAAP general and administrative	$55.0	$45.9	$111.6	$97.6
Stock-based compensation expense	(5.2)	(3.9)	(9.5)	(8.5)
Amortization of customer relationships and trade names	(9.3)	(5.9)	(15.8)	(12.1)
Non-GAAP general and administrative	$40.5	$36.1	$86.3	$77.0

GAAP restructuring charges	$(1.3)	$1.9	$(1.3)	$9.0
Restructuring charges	1.3	(1.9)	1.3	(9.0)
Non-GAAP restructuring charges	$-	$-	$-	$-

GAAP operating expenses	$393.9	$344.6	$789.0	$717.1
Stock-based compensation expense	(26.3)	(20.3)	(51.3)	(43.8)
Amortization of customer relationships and trade names	(9.3)	(5.9)	(15.8)	(12.1)
Restructuring charges	1.3	(1.9)	1.3	(9.0)
Non-GAAP operating expenses	$359.6	$316.5	$723.2	$652.2

GAAP income from operations	$95.0	$79.8	$173.6	$130.6
Stock-based compensation expense	27.3	21.0	53.2	45.3
Amortization of developed technology	8.5	7.7	16.6	15.4
Amortization of customer relationships and trade names	9.3	5.9	15.8	12.1
Restructuring charges	(1.3)	1.9	(1.3)	9.0
Non-GAAP income from operations	$138.8	$116.3	$257.9	$212.4

GAAP provision for income taxes	$(23.0)	$(20.0)	$(38.2)	$(30.5)
Discrete GAAP tax provision items	0.9	0.2	(3.2)	(1.6)
Income tax effect of non-GAAP adjustments	(12.4)	(11.6)	(24.4)	(24.3)
Non-GAAP provision for income tax	$(34.5)	$(31.4)	$(65.8)	$(56.4)

GAAP net income	$71.2	$59.9	$140.5	$96.8
Stock-based compensation expense	27.3	21.0	53.2	45.3
Amortization of developed technology	8.5	7.7	16.6	15.4
Amortization of customer relationships and trade names	9.3	5.9	15.8	12.1
Restructuring charges	(1.3)	1.9	(1.3)	9.0
Discrete GAAP tax provision items	0.9	0.2	(3.2)	(1.6)
Income tax effect of non-GAAP adjustments	(12.4)	(11.6)	(24.4)	(24.3)
Non-GAAP net income	$103.5	$85.0	$197.2	$152.7

GAAP diluted net income per share (1)	$0.30	$0.25	$0.59	$0.41
Stock-based compensation expense	0.12	0.09	0.22	0.19
Amortization of developed technology	0.04	0.03	0.07	0.06
Amortization of customer relationships and trade names	0.04	0.03	0.07	0.06
Restructuring charges	(0.01)	0.01	(0.01)	0.04
Discrete GAAP tax provision items	0.01	-	(0.01)	(0.01)
Income tax effect of non-GAAP adjustments	(0.06)	(0.05)	(0.10)	(0.10)
Non-GAAP diluted net income per share (1)	$0.44	$0.36	$0.83	$0.65

(1) Earnings per share were computed independently for each of the periods presented; therefore the sum of the earnings per share amounts for the quarters may not equal the total for the year.

Other Supplemental Financial Information(a)

Fiscal Year 2012	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2012
Financial Statistics ($ in millions, except per share data):
Total Net Revenue	$528	$546			$1,075
License and Other Revenue	$323	$333			$656
Maintenance Revenue	$205	$213			$419

GAAP Gross Margin	90%	89%			90%
Non-GAAP Gross Margin (1)(2)	91%	91%			91%

GAAP Operating Expenses	$395	$394			$789
GAAP Operating Margin	15%	17%			16%
GAAP Net Income	$69	$71			$141
GAAP Diluted Net Income Per Share (c)	$0.29	$0.30			$0.59

Non-GAAP Operating Expenses (1)(3)	$364	$360			$723
Non-GAAP Operating Margin (1)(4)	23%	25%			24%
Non-GAAP Net Income (1)(5)	$94	$104			$197
Non-GAAP Diluted Net Income Per Share (1)(6)(c)	$0.40	$0.44			$0.83

Total Cash and Marketable Securities	$1,526	$1,553			$1,553
Days Sales Outstanding	47	49			49
Capital Expenditures	$23	$30			$53
Cash Flow from Operating Activities	$128	$132			$261
GAAP Depreciation and Amortization	$25	$30			$54

Deferred Maintenance Revenue Balance	$543	$566			$566

Revenue by Geography (in millions):
Americas	$181	$191			$373
Europe, Middle East and Africa	$215	$212			$427
Asia Pacific	$132	$143			$275

Revenue by Segment (in millions):
Platform Solutions and Emerging Business	$211	$199			$409
Architecture, Engineering and Construction	$141	$158			$299
Manufacturing	$123	$136			$259
Media and Entertainment	$53	$54			$107

Other Revenue Statistics:
% of Total Rev from Flagship Revenue	61%	56%			59%
% of Total Rev Suites Revenue	23%	29%			26%
% of Total Rev New and Adjacent Revenue	15%	15%			15%
% of Total Rev from AutoCAD and AutoCAD LT	37%	31%			34%
% of Total Rev from Emerging Economies	15%	16%			15%
Upgrade and Crossgrade Revenue (in millions)	$53	$41			$94

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign
Currencies Compared to Comparable Prior Year Period (b) (in millions):
FX Impact on Total Net Revenue	$(3)	$8			$5
FX Impact on Cost of Revenue and Total Operating Expenses	$(9)	$(17)			$(26)
FX Impact on Operating Income	$(12)	$(9)			$(21)

Gross Margin by Segment (in millions):
Platform Solutions and Emerging Business	$199	$187			$386
Architecture, Engineering and Construction	$128	$143			$271
Manufacturing	$113	$124			$238
Media and Entertainment	$43	$44			$86
Unallocated amounts	$(9)	$(10)			$(19)

Common Stock Statistics (in millions):
Common Shares Outstanding	230.5	228.8			228.8
Fully Diluted Weighted Average Shares Outstanding	237.1	236.6			236.9
Shares Repurchased	1.7	2.5			4.2

Installed Base Statistics:
Maintenance Installed Base	3,004,000	2,985,000			2,985,000

(a) Totals may not agree with the sum of the components due to rounding.
(b) Effective in the second quarter of fiscal 2012, Autodesk changed the way it calculates constant currency growth rates and foreign currency impact on Total Net Revenue, and Cost of Revenue and Total Operating Expenses. Under the new methodology, all hedging gains and losses are removed from the calculation of constant currency growth rates, where previously Autodesk had not excluded hedging gains and losses from the prior period. Autodesk changed the way it calculates foreign currency impact on Total Net Revenue, and Cost of Revenue and Total Operating Expenses to include the impact of Autodesk's hedging program on both the current and prior period. Autodesk believes these changes are more useful to the users of Autodesk's financial information as they more fully reflect the underlying business growth rates and the impact of movements in foreign currency on Autodesk's U.S. dollar financial results. All prior period comparative information has been revised to conform to the new methodology.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2012
Constant currency revenue growth using new methodology	12%	14%			13%
Constant currency revenue growth using previous methodology	11%	10%			11%
Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign Currencies Compared to Comparable Prior Year Period (in millions), using previous methodology:
FX Impact on Total Net Revenue	$2	$24			$26
FX Impact on Cost of Revenue and Total Operating Expenses	$(10)	$(19)			$(29)
FX Impact on Operating Income	$(8)	$5			$(3)
(c) Earnings per share were computed independently for each of the periods presented; therefore the sum of the earnings per share amounts for the quarters may not equal the total for the year.
(d) Prior period amounts have been changed to conform to current period presentation.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP total spend, non-GAAP income from operations and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall  understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.

These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2012
(2) GAAP Gross Margin	90%	89%			90%
Stock-based compensation expense	0%	0%			0%
Amortization of developed technology	1%	2%			1%
Non-GAAP Gross Margin	91%	91%			91%

(3) GAAP Operating Expenses	$395	$394			$789
Stock-based compensation expense	(25)	(26)			(51)
Amortization of customer relationships and trade names	(7)	(9)			(16)
Restructuring charges	-	1			1
Non-GAAP Operating Expenses	$364	$360			$723

(4) GAAP Operating Margin	15%	17%			16%
Stock-based compensation expense	5%	5%			5%
Amortization of developed technology	2%	2%			2%
Amortization of customer relationships and trade names	1%	2%			1%
Restructuring charges	0%	0%			0%
Non-GAAP Operating Margin	23%	25%			24%

(5) GAAP Net Income	$69	$71			$141
Stock-based compensation expense	26	27			53
Amortization of developed technology	8	9			17
Amortization of customer relationships and trade names	7	9			16
Restructuring charges	-	(1)			(1)
Discrete GAAP tax provision items	(4)	1			(3)
Income tax effect of non-GAAP adjustments	(12)	(12)			(24)
Non-GAAP Net Income	$94	$104			$197

(6) GAAP Diluted Net Income Per Share	$0.29	$0.30			$0.59
Stock-based compensation expense	0.11	0.12			0.22
Amortization of developed technology	0.03	0.04			0.07
Amortization of customer relationships and trade names	0.03	0.04			0.07
Restructuring charges	-	(0.01)			(0.01)
Discrete GAAP tax provision items	(0.02)	0.01			(0.01)
Income tax effect of non-GAAP adjustments	(0.04)	(0.06)			(0.10)
Non-GAAP Diluted Net Income Per Share	$0.40	$0.44			$0.83